Company Presentation March 2024

Statement Regarding Use of Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Please see the Appendix for reconciliations of these non-GAAP financial measures to their nearest GAAP equivalents and for the calculation of certain other financial metrics. Management evaluates the financial performance of our business on a variety of key indicators, including non-GAAP metrics of adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted earnings (loss) per share, adjusted gross profit, adjusted gross margin and FCF. Adjusted EBITDA is a financial measure equal to net (loss) income, the most directly comparable financial measure based on US GAAP, excluding interest (income) expense, net, income tax (benefit) expense, depreciation and amortization, share-based compensation expense, gain on extinguishment of debt, litigation costs, and write-off of long-lived assets and others, as noted in the tables below. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. We define adjusted net income (loss) as net income (loss), excluding share-based compensation expense, amortization of share-based compensation capitalized in intangible assets, and discrete tax items, and including the tax effect of adjustments. We define adjusted earnings (loss) per share as adjusted net income (loss) divided by the weighted average shares outstanding. We define adjusted gross profit as revenue less cost of revenue (exclusive of depreciation and amortization), and adjusted gross margin as adjusted gross profit as a percentage of revenue. We define FCF as net cash provided by operating activities reduced by purchase of property and equipment and capitalized costs included in intangible assets. In order to assist readers of our consolidated financial statements in understanding the operating results that management uses to evaluate the business and for financial planning purposes, we present non-GAAP measures of adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted earnings (loss) per share, adjusted gross profit, adjusted gross margin, and FCF as supplemental measures of our operating performance. We believe they provide useful information to our investors as they eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. In addition, we use them as an integral part of our internal reporting to measure the performance and operating strength of our business. We believe adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted earnings (loss) per share, adjusted gross profit, adjusted gross margin, and FCF are relevant and provide useful information frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and are indicators of the operational strength of our business. We believe adjusted EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation and amortization, share-based compensation expense and the impact of other non-recurring items, providing useful comparisons versus prior periods or forecasts. Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of revenue. We believe adjusted net income (loss) provides additional means of evaluating period-over-period operating performance by eliminating certain non-cash expenses and other items that might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. Adjusted net income (loss) is a non-GAAP financial measure equal to net income (loss), excluding share-based compensation expense, amortization of share-based compensation capitalized in intangible assets, and discrete tax items, and including the tax effect of adjustments. Our adjusted gross profit is a measure used by management in evaluating the business’s current operating performance by excluding the impact of prior historical costs of assets that are expensed systematically and allocated over the estimated useful lives of the assets, which may not be indicative of the current operating activity. Our adjusted gross profit is calculated by using revenue, less cost of revenue (exclusive of depreciation and amortization). We believe adjusted gross profit provides useful information to our investors by eliminating the impact of non-cash depreciation and amortization, and specifically the amortization of software developed for internal use, providing a baseline of our core operating results that allow for analyzing trends in our underlying business consistently over multiple periods. Adjusted gross margin is calculated as adjusted gross profit as a percentage of revenue. We believe FCF is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business. FCF is a measure used by management to understand and evaluate the business’s operating performance and trends over time. FCF is calculated by using net cash provided by operating activities, less purchase of property and equipment and capitalized costs included in intangible assets. Adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted earnings (loss) per share, adjusted gross profit, adjusted gross margin, and FCF are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, financial measures presented in accordance with US GAAP. In addition, FCF is not intended to represent our residual cash flow available for discretionary expenses and is not necessarily a measure of our ability to fund our cash needs. The way we measure adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted earnings (loss) per share, adjusted gross profit, adjusted gross margin, and FCF may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

Cautionary Statement This presentation contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipate," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward-looking statements include non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risks set forth under the heading “Forward-Looking Statements” and “Risk Factors” in Red Violet, Inc. (“we,” “us,” “our,” “red violet,” or the “Company”), a Delaware corporation, Form 10-K for the year ended December 31, 2023 filed on March 7, 2024, as may be supplemented or amended by red violet’s other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. You are cautioned not to place undue reliance on these forward-looking statements, which are based on red violet’s expectations as of the date of this presentation and speak only as of the date of this presentation. red violet undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Without limiting the foregoing, the inclusion of the financial projections in this presentation should not be regarded as an indication that the Company considered, or now considers, them to be a reliable prediction of the future results. The financial projections were not prepared with a view towards public disclosure or with a view to complying with the published guidelines of the Securities Exchange Commission, the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, or with U.S. generally accepted accounting principles. Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability. Although the financial projections were prepared based on assumptions and estimates that the Company’s management believes are reasonable, the Company provides no assurance that the assumptions made in preparing the financial projections will prove accurate or that actual results will be consistent with these financial projections. Projections of this type involve significant risks and uncertainties, should not be read as guarantees of future performance or results and will not necessarily be accurate indicators of whether or not such results will be achieved. Management evaluates the financial performance of our business on a variety of key indicators, including non-GAAP metrics of adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted earnings (loss) per share, adjusted gross profit, adjusted gross margin, and free cash flow ("FCF"). Adjusted EBITDA is a non-GAAP financial measure equal to net income (loss), the most directly comparable financial measure based on US GAAP, excluding interest income, net, income tax expense (benefit), depreciation and amortization, share-based compensation expense, litigation costs, and write-off of long-lived assets and others. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. Adjusted net income (loss) is a non-GAAP financial measure equal to net income (loss), the most directly comparable financial measure based on US GAAP, excluding share-based compensation expense, amortization of share-based compensation capitalized in intangible assets, and discrete tax items, and including the tax effect of adjustments. We define adjusted earnings (loss) per share as adjusted net income (loss) divided by the weighted average shares outstanding. We define adjusted gross profit as revenue less cost of revenue (exclusive of depreciation and amortization), and adjusted gross margin as adjusted gross profit as a percentage of revenue. We define FCF as net cash provided by operating activities reduced by purchase of property and equipment and capitalized costs included in intangible assets.

Revolutionizing risk management with advanced identity intelligence solutions We develop AI/ML-driven identity intelligence and fraud prevention solutions that make the world a safer place and reduce the cost of doing business.

red violet is an Industry-Leading Identity Intelligence Solutions Provider Actionable Analytics Proprietary Technology Data Insights Dedicated to making the world a safer place through delivery of industry-leading identity solutions Most Advanced Identity Intelligence Platform AI/ML-driven, cloud-native platform with unique data assets delivering greater intelligence and unparalleled insight for better decision-making Large and Growing Market Numerous expansion and increased penetration opportunities in a $10bn+ TAM(1) Attractive Financial Profile Industry-leading growth with strong operating leverage and expanding margins Proven Management Team Highly experienced management team with track record of scaling businesses $60M 2023 Revenue $16M 2023 Adj. EBITDA 7,850+ Customers 27% 2023 Adj. EBITDA Margin Serving a Mission-Critical and Complex Process Exponential growth in digital human interactions has increased the demand for compliance and risk management by identity resolution solutions red violet’s estimates based on public sources and industry knowledge. 92% Q4 ’23 Gross Revenue Retention 13% 2023 Revenue Growth

red violet’s Journey to Providing Leading Identity Intelligence Solutions January 2015 Builds cloud-native, AI/ML platform December 2015 Acquires several marketing companies to enhance consumer data assets during development phase March 2018 red violet spins off from parent company, cogint August 2019 Secures $7.5 million in growth financing July 2021 Formally launches the Identity division November 2021 Raises $21 million in follow-on offering July 2022 Added to the Russell 3000 and Russell 2000 Indices December 2022 Surpasses $50 million of revenue December 2019 Surpasses $30 million of revenue, reaches Adjusted EBITDA profitability Revenue ($M) October 2014 IDITM (now known as red violet) founded September 2016 Rebrands as cogint and moves to the NASDAQ Development Phase Commercialization Phase Expansion Phase December 2020 Generates positive free cash flow December 2021 Achieves GAAP profitability $70 $50 $40 $30 $20 $10 $0 June 2023 Surpasses 30% Adjusted EBITDA margin, reaches nearly 7,500 customers 2023 2022

Key Growth Drivers Digital Transformation has Accelerated the Multi-Decade Online Migration Requirements for real-time customer / counterparty verification throughout the customer journey driving demand for automated and scalable identity solutions Emerging Technologies Continue to Drive Business and Consumer Data Enterprises are challenged and required to utilize intelligent systems to unify disparate data Increased Regulatory Compliance Across Industries Fraud prevention and data privacy drives greater demand for data analysis, IDV, fraud and compliance solutions Emphasis on Identity Verification and Data Analytics High frequency of online consumer engagement has created new verification requirements as companies need to harness data to make informed decisions Continued Demand for High-Volume Technology-Enabled Workflows Customizable and scalable APIs are replacing outdated manual verification systems through improved accuracy and a frictionless customer experience Competitive Advantage of High-Confidence, In-house Data Unified in-house data enables organizations to drive intelligent output, especially with AI Mission Criticality of End-to-End Solutions Organizations need unified solutions, not fragmented point identity solutions from multiple vendors

Identity Intelligence Presents a Large and Growing Challenge Mobile E-Commerce Social Digital Transformation The Proliferation of Data... ...Creates Complex Problems for Organizations to Navigate

Fraud Continues to Evolve, Significantly Impacting All Types of Organizations 98% of financial institutions globally experienced fraud in 2023 with 25% of them losing more than $1M in that time. 2024 State of Fraud Benchmark Report, Alloy 91% of organizations are planning to boost their investment in identity verification solutions by at least 10%. The State of Identity Verification in 2023, Regula The U.S. Small Business Administration and Government Accountability Office estimates more than $300 billion in fraud stemming from COVID-19 relief programs. How the FBI is Combating COVID-19 Related Fraud FBI Springfield Field Office Identity fraud issues aren’t reserved for large enterprises. 90% of small businesses have experienced attacks. The State of Identity Verification in 2023, Regula The total amount of money individuals lost in fraud cases increased from $3.3 billion to $8.8 billion from 2020 to 2022. National Consumers League

Our Intelligent Platform – CORETM Disparate Data Identity Intelligence Identity verification Fraud detection and prevention Investigations and due diligence Legislative compliance Customer acquisition Frictionless commerce Risk management Consumer insights With massive data assets consisting of public record, proprietary, and publicly-available data, our core consumer identity graph and innovative platform and solutions deliver intelligence Data Sources red violet’s AI/ML-driven CORE platform ingests, assimilates, and unifies disparate data providing actionable identity intelligence Scalable / performant cloud-native infrastructure that is fully automated Proprietary, scalable, distributed memory, data processing platform Distributed supervised and unsupervised machine learning Low latency / high throughput search and information retrieval solutions using inverted and Boolean indices Scalable to virtually unlimited capacity and performance Social Assets Financial Demographic Phone Location Relationships Employment

Why We Win Intelligent Interface Design Dynamic & Seamless Scaling Cloud-Native Proprietary Platform Superior Data Fusion Customer-Tailored Pricing Customer-Centric Support Scalable and Customizable Solutions Robust operating leverage and efficiency leading to customer-centric, value pricing AI/ML-driven, cloud-native platform providing the most advanced and performant identity intelligence Scalable and customizable platform meeting the high-volume needs of customers interacting with massive datasets Machine and deep learning AI drives significantly better data fusion at scale for improved coverage and accuracy

Significant Momentum Builds to Continued Success Revenue ($M) Free Cash Flow ($M) Adj. EBITDA ($M) Expanding Cash Generation Adj. EBITDA Growth Driven by Strong Top-Line Performance & High Gross Margin Strong Retention and New Customers Driving Revenue Growth KPIs 7,850+ 2023 Ending IDI Customers 92% 2023 Gross Revenue Retention 78% 2023 Adj. Gross Margin 79% 2023 Contractual Revenue 27% 2023 Adj. EBITDA Margin 185,000+ 2023 Ending FOREWARN® Users

Highly Experienced Management Team Name and Title Biography Prior Experience Derek Dubner CEO Over 20 years of experience in the data and analytics industry Built leading information management companies which sold for an aggregate value of approximately $1 billion James Reilly President Over 20 years of executive experience in data markets Dan MacLachlan CFO Over 15 years of experience as the CFO of data-driven technology companies Jeff Dell CIO Over 20 years of experience in Information Security as an executive in data-driven technology companies Angus Macnab CTO Over 20 years of experience in data science, engineering, and scientific computing

$0.7B $1.1B $2.7B red violet Plays in a Large and Fast-Growing TAM $10B red violet’s Bottom-Up TAM(4) ( ) $5k Avg. ACV 50% Avg. Penetration ( ) ( ) $26k Avg. ACV 37% Avg. Penetration ( ) ( ) $75k Avg. ACV 36% Avg. Penetration ( ) ( ) $180k Avg. ACV 35% Avg. Penetration ( ) # of Businesses(1) 282,000 > 1,000 Employees 500 – 1,000 Employees 100 – 500 Employees 120,000 100,000 90,000 < 100 Employees Represents serviceable market for verticals in which red violet currently operates. IDC Worldwide Big Data and Analytics Software Forecast, 2022 – 2026, July 2022. Gartner Forecast Analysis: Analytics and Business Intelligence Software, Worldwide, September 2020. red violet’s estimates based on public sources and industry knowledge. 2026 Forecast $205B Global Big Data & Analytics Software Revenue(2) $47B Global Analytics and Business Intelligence Software Revenue (3) $19B Bottom-Up TAM Analysis(4) $105B Global Big Data & Analytics Software Revenue(2) $33B Global Analytics and Business Intelligence Software Revenue(3) $10B Bottom-Up TAM Analysis(4) 2022 $5.7B ~18% CAGR

red violet’s Platform Differentiation Scalability & Availability Automated monitoring, flexible APIs, and industry-leading batch processing allows for virtually unlimited capacity and performance Technology AI/ML-driven cloud-native identity intelligence platform drives scale Unified Data Assets CORE ingests, assimilates, and unifies billions of disparate data points to create the leading core consumer identity graph Security Operates in secure cloud environments in data centers across the U.S., reinforced by thorough behavior analysis and automated production systems

AI/ML-Driven Platform Data Analytics and Engineering 1 Proprietary, scalable, distributed memory, data processing platform Built upon table operator abstractions using a functional programming approach Superior to “map reduce” frameworks in performance and functionality Scalable / performant cloud-native infrastructure that is fully automated Relational and graph database functionality Data unification / entity resolution at scale Graph analysis of complex interrelationships among billions of entities Low latency / high-throughput search and information retrieval solutions using inverted and Boolean indices Distributed supervised / unsupervised machine learning and deep learning Purpose-Built to Address the Evolution of Identity Intelligence

Behavioral Predictive red violet has the Leading Core Consumer Identity Graph to Address a Multitude of Use Cases Meta Death Social Public Record Location Criminal Phone Email & IP Automotive Foreclosures Employment Mobile Financial Property Military Relationships Demographic Bankruptcies, Liens, & Judgments

Identity Verification Mobile Batch API IDI Use Cases Fraud Prevention Employ advanced analytics to detect and prevent fraud Skip Tracing Elevates persons and asset location efforts to the next level Background Screening Support Investigations and Due Diligence Conduct thorough investigations utilizing the most advanced tools to solve complex cases Access right-party contact information and powerful collection tools to effectively recover debt Debt and Asset Recovery Improve background screening processes with access to critical data Verify identities, detect fraud and decrease customer friction Marketing Identify consumers at the moment of engagement for more efficient targeting and higher conversions Risk Management Perform comprehensive due diligence quickly and efficiently Competitive Differentiation Industries Online Government Investigative Financial & Corporate Risk Collections & Recovery Background Screening Real Estate Insurance & Healthcare Education Platform Capabilities Competitors Cloud-Native Platform AI/ML-Driven Entity Resolution Virtually Unlimited Scalability / Throughput Continual Product Innovation Customers Cloud Delivery Methods Retail Legal Travel & Entertainment IDI is a leading-edge AI/ML-driven analytics and information solutions provider that transforms the way customers interact with information

Multinational Financial Services Company Comprehensive identity data and insights are needed to reduce friction, improve conversions, and combat fraud This customer, a $350 billion financial services company, required robust, comprehensive, and highly accurate verification solutions in-house to service its own needs, as well as the growing needs of its customer base. Due to the comprehensive coverage of our data assets, and the accuracy, speed, and scalability of our transaction processing, we won their business and continue to integrate further solutions into their platform under a multi-year agreement. Identity Verification, Fraud Prevention & Frictionless Commerce 1 IDI Case Studies Commercial Entity Resolution 2 Leading Provider of Commercial Real Estate Intelligence Commercial real estate is swimming in unstructured data that has become overwhelming and difficult to unify This multibillion-dollar commercial real estate analytics provider needed better underlying identity data to fuel critical aspects of their commercial real estate due diligence platform. Challenged with understanding exact consumer identities associated with ownership entities gleaned from property-centric information, the customer found our deep, unified data assets, coupled with advanced data delivery and querying capabilities, to be unmatched. Following a brief testing period, a wholesale switch occurred from their previous provider, and they are currently served under a multi-year agreement.

IDI Case Studies (Cont’d) Leading Global Data & Analytics Company Timely and accurate information is critical to keeping workplaces and businesses safe Customer needed a high-volume performant information solution to validate identity and fully inform applicant location histories in support of background verifications and investigations. We won this business from competitive solutions due to our AI/ML-driven platform providing higher quality information through a more scalable and performant API. A customer since early 2017, we have established a great relationship that has seen their business with us grow exponentially since inception and through a recent acquisition by one of the leading global information solution providers. Leading Identity and People Search Platform Digital identity is evolving and partnering with a leading-edge provider is a must This customer sought greater depth of identity coverage as well as faster, more flexible, and more efficient API delivery to power their offerings. In mid 2021, we engaged in significant testing against competing solutions and were selected as the core identity provider due to the capabilities of our identity intelligence platform. Currently under a multi-year, multimillion-dollar agreement, this relationship continues to grow at a fast pace, with our solutions now powering additional industry verticals that this company serves, as well as being slated as the primary source of information for additional services to come. Background Screening Support 3 Digital Identity 4

FOREWARN

Truly differentiated B2B offering which can be expanded to serve multiple industries / use cases

Competitive Differentiation

FOREWARN *is a leading verification platform that provides users with a detailed background summary prior to interaction with a counterparty, enabling safer professional exchanges with strangers*

Platform Capabilities	FOREWARN	Competitors
Only PROACTIVE Safety Solution	✓	✗
Powered by the Most Advanced Identity Intelligence Platform	✓	✗
Market Leader with High Brand Awareness	✓	✗

Features

Identity Verification

Verifies inbound calls against a proprietary database in order to reveal personal and financial information

Instant Risk Assessment

Notifies of an individual's criminal activities including theft, fraud, and violent crime to facilitate safe and professional encounters

Enhance Professional Focus

Allows professionals to focus on work rather than personal safety, providing the end customer with a better product / experience

How it Works

1 **RECEIVE A CALL**

Phone number database allows for positive identification in over 80% of attempts

2 **CHECK THE APP**

Provides access to caller identity, criminal history, property and vehicle ownership, financial data, additional phone numbers, and address history

3 **IDENTIFY COUNTERPARTIES**

Solutions allow for increased preparation before meeting with counterparties to serve them more effectively



FOREWARN
RESULTS FOR
(561) 555-1212
Name
John Doe
Address
111 S Main Street, Boca Raton FL 33431
3 Phone Records
6 Address History
5 Criminal Records
0 Bankruptcies
1 Liens/Judgements
2 Property Records
4 Vehicle Records

Voice of the Customer

"We did a series of focus groups with our members to find out what they thought of Mainstreet and where they saw the value of their membership. In each group, participants said FOREWARN was their most useful and appreciated member benefit," said John Gormley, CEO of Mainstreet REALTORS®

"As the largest association in the country, we strive to provide our members with the best solutions and the most value. We are thrilled to empower all of Florida's Realtors® with FOREWARN to address such a critical industry need in the safety of our members," said Margy Grant, CEO of Florida REALTORS®

Key Stats

400+
Associations



Users
30,577
48,377
82,419
116,960
185,380
2019
2020
2021
2022
2023

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red violet.

Numerous Opportunities to Accelerate Organic Growth Penetration Expanded spend from customer base through cross-sell and upsell of offerings Current under-penetration of market provides opportunity for additional growth Adoption Proven, scalable business model with track-record of winning and retaining customers Diverse range of use cases presents ample opportunities for increased adoption Dynamic Solutions Flexible platform and delivery models creates unmatched ability to solve complex problems for enterprise customers “Custom” out-of-box solutions to meet unique needs of each customer Expansion Expanding product suite will allow for entrance into new verticals, use cases, and geographic markets Introduction of additional sales channels to reach nontraditional customers

Scalable Go-To-Market Strategy New Customer Acquisition New opportunities are sourced from each of the 3 primary channels below Once an opportunity is qualified and credentialed for a use case, the customer generally begins with a free trial The free trial is followed either by contracting for a minimum-committed monthly spend or on a transactional basis Cultivates relationships through inbound/outbound calling, and ultimately closes business with their end-user markets Inside Sales 1 With leading industry knowledge, provides a more personal, face-to-face approach for top-tier accounts within certain industries Strategic Sales 2 Leveraging our enterprise capabilities, we strategically power organizations through distribution channels that add flexibility, efficiency and reach to our sales model Distributors, Resellers & Strategic Partners 3 Land and Expand As organizations derive benefits from our solutions, we are able to expand within organizations as additional use cases are presented across departments, divisions and geographic locations and customers become increasingly reliant on our solutions in their daily workflow Existing Customers red violet by the Numbers $60.2M 2023 Revenue 38% 2017 – 2023 Revenue CAGR 78% 2023 Adj. Gross Margin 27% 2023 Adj. EBITDA Margin 79% 2023 Contractual Revenue 92% 2023 Gross Revenue Retention

Revenue Highlights Robust Top-Line Momentum ($ in millions) Revenue and Adj. Gross Margin Revenue Adj. Gross Margin(1) ’17 – ’23 CAGR: 38% Consistent revenue growth with a 38% CAGR from 2017 – 2023 Revenue growth and incremental margin continues to expand, with strong pipeline and market tailwinds setting up revenue acceleration in 2024 and beyond In 2023, executed against strategic plan laid out at the beginning of the year Continued to convert larger enterprise prospect pipeline into wins 72 customers contributed over $100K in revenue in 2023 Margins continue to expand as fixed cost of revenue model allows for near 100% contribution of every incremental dollar of revenue growth Adjusted Gross Profit increased at 28% CAGR from 2017 to 2023, reaching $47M in 2023 (1) Adjusted gross margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. 17.6% 47.0% 59.5% 67.4% 74.6% 77.1% 78.3%

($ in millions) Adj. EBITDA and Adj. EBITDA Margin Adj. EBITDA Adj. EBITDA Margin(1) Adjusted EBITDA Highlights ’19 – ’23 CAGR: 71% Substantial Operating Leverage Continuously proves the unique capabilities and leverage of the business model, maintaining strong top line growth while expanding margins through operational efficiencies Consistent Adj. EBITDA growth, increasing at an 71% CAGR from 2019 to 2023 Significant SG&A investments completed in 2022; new SG&A baseline will be highly leverageable over the next 2 – 3 years From 2019 to 2023, SG&A as % of revenue decreased by 26 percentage points (1) Adjusted gross margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. (96.8%) (26.6%) 17.1% 6.3% 24.8% 24.1% 27.2%

All things identity. TM

Appendix

Reconciliation of Non-GAAP Financial Measures

Supplemental Metrics and Definitions

The following metrics are intended as a supplement to the financial information found in this presentation and other information furnished or filed with the SEC. These supplemental metrics are not necessarily derived from any underlying financial statement amounts. We believe these supplemental metrics help investors understand trends within our business and evaluate the performance of such trends quickly and effectively. In the event of discrepancies between amounts in these tables and the Company's historical disclosures or financial statements, readers should rely on the Company's filings with the SEC and financial statements in the Company's most recent earnings release.

We intend to periodically review and refine the definition, methodology and appropriateness of each of these supplemental metrics. As a result, metrics are subject to removal and/or changes, and such changes could be material.

(Dollars in thousands)	Q4'21	Q1'22	Q2'22	Q3'22	(Unaudited) Q4'22	Q1'23	Q2'23	Q3'23	Q4'23
Customer metrics									
IDI - billable customers[1]	6,548	6,592	6,817	6,873	7,021	7,256	7,497	7,769	7,875
FOREWARN - users[2]	82,419	91,490	101,261	110,051	116,960	131,348	146,537	168,356	185,380
Revenue metrics									
Contractual revenue %[3]	79%	77%	80%	68%	77%	75%	79%	79%	82%
Gross revenue retention %[4]	96%	97%	95%	94%	95%	94%	94%	94%	92%
Revenue from new customers[5]	$ 920	$ 1,014	$ 805	$ 2,016	$ 1,216	$ 1,869	$ 1,147	$ 1,326	$ 1,258
Base revenue from existing customers[6]	$ 9,114	$ 9,721	$ 10,164	$ 10,839	$ 10,574	$ 11,121	$ 11,707	$ 12,432	$ 12,111
Growth revenue from existing customers[7]	$ 1,224	$ 1,994	$ 1,525	$ 2,171	$ 1,279	$ 1,636	$ 1,826	$ 2,079	$ 1,692
Other metrics									
Employees - sales and marketing	54	59	57	64	68	61	63	65	71
Employees - support	10	10	9	10	10	10	9	9	9
Employees - infrastructure	18	23	25	25	28	27	26	27	27
Employees - engineering	37	50	52	52	54	47	47	47	51
Employees - administration	22	26	27	26	27	25	25	25	25

(1) We define a billable customer of IDI as a single entity that generated revenue in the last three months of the period. Billable customers are typically corporate organizations. In most cases, corporate organizations will have multiple users and/or departments purchasing our solutions, however, we count the entire organization as a discrete customer.

(2) We define a user of FOREWARN as a unique person that has a subscription to use the FOREWARN service as of the last day of the period. A unique person can only have one user account.

(3) Contractual revenue % represents revenue generated from customers pursuant to pricing contracts containing a monthly fee and any additional overage divided by total revenue. Pricing contracts are generally annual contracts or longer, with auto renewal.

(4) Gross revenue retention is defined as the revenue retained from existing customers, net of reinstated revenue, and excluding expansion revenue. Revenue is measured once a customer has generated revenue for six consecutive months. Revenue is considered lost when all revenue from a customer ceases for three consecutive months; revenue generated by a customer after the three-month loss period is defined as reinstated revenue. Gross revenue retention percentage is calculated on a trailing twelve-month basis. The numerator of which is revenue lost during the period due to attrition, net of reinstated revenue, and the denominator of which is total revenue based on an average of total revenue at the beginning of each month during the period, with the quotient subtracted from one. Prior to Q1’22, FOREWARN revenue was excluded from our gross revenue retention calculation. Beginning Q4’22, our gross revenue retention calculation excludes revenue from idiVERIFIED, which is purely transactional and currently represents less than 3% of total revenue.

(5) Revenue from new customers represents the total monthly revenue generated from new customers in a given period. A customer is defined as a new customer during the first six months of revenue generation.

(6) Base revenue from existing customers represents the total monthly revenue generated from existing customers in a given period that does not exceed the customers' trailing six-month average revenue. A customer is defined as an existing customer six months after their initial month of revenue.

(7) Growth revenue from existing customers represents the total monthly revenue generated from existing customers in a given period in excess of the customers' trailing six-month average revenue.

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